SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware	000-50502	20-0443575
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement ..

As previously disclosed, root9 Holdings, Inc., a Delaware corporation (the “Company”), has issued a series of secured convertible promissory notes (the “Notes”) to accredited investors (the “Secured Creditors”). On August 11, 2017, the Company received a notice from Centriole Reinsurance Company, Ltd., as agent and representative of the Holders, stating that the Company had violated certain covenants set forth in the Notes and demanding the immediate repayment of all outstanding amounts due under the Notes.

As of August 10, 2017, the aggregate value of the unpaid principal amount of the Notes, together with the accrued but unpaid interest, was $10,675,805. The Company does not have sufficient cash on hand to meet such demands.

The Company will seek a waiver from the Secured Creditors to allow the Company additional time to seek other forms of liquidity and explore restructuring alternatives including working with the Chertoff Group to pursue various additional sources of capital. There can be no assurances the Company will be successful in obtaining a waiver from the Secured Creditors or finding a solution to its liquidity concerns. In the event the Company cannot obtain a waiver from the Secured Creditors, the Secured Creditors may, among other things, commence foreclosure proceedings to seize all or substantially all of the Company’s assets, which could result in the value of the Company’s securities to decline dramatically.

The material terms of the Notes are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2017 and March 24, 2017, and are qualified in their entirety to the full text of the forms of Notes, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 10-K.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements that reflect management’s current views with respect to certain future events and the Company’s prospects, operations, performance and financial condition. Such forward-looking statements speak only as of the date of this Report and the Company will not be required to amend or update such statements at any time in the future. Forward-looking statements include, but are not limited to: the Company’s ability to obtain waivers of events of default from its lenders; the availability of strategic investors or buyers for the remaining assets of the Company’s discontinued operations; and the results of any potential restructuring activities. For all forward-looking statements, the Company claims the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond the Company’s control and some of which might not even be anticipated. Future events and actual results could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, successful execution of the Company’s business plan, adequacy of capital resources, and the Company’s ability to comply with, or obtain waivers with respect to non-compliance with, the terms of its indebtedness. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 17, 2017.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2017
ROOT9B HOLDINGS, INC. By: /s/ William Hoke Name: William Hoke Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Form of Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Registrant filed with the Commission on August 10, 2017).

10.2	Form of 2017 Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Registrant filed with the Commission on August 10, 2017).